UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2013 annual meeting of shareholders of the Company was held on November 1, 2013.

(b) Below are the final voting results with respect to the matters considered and voted on by the Company’s shareholders at the annual meeting.

Proposal 1. Election of six directors, each for a one-year term.

Board Nominee	Shares Voted For	Shares Withheld	Abstentions	Broker Non- votes
Nader Pourhassan, Ph.D.	11,967,025	635,684	2,358,439	5,962,771
Anthony D. Caracciolo	13,530,258	161,276	1,269,604	5,962,771
Gregory A. Gould	8,679,253	6,281,895	0	5,962,771
A. Bruce Montgomery, M.D.	12,563,933	38,776	2,358,439	5,962,771
Jordan Naydenov	11,252,317	1,350,382	2,358,439	5,962,771
Michael Nobel, Ph.D.	11,422,561	2,268,983	1,269,604	5,962,771

In addition to the six nominees listed above, Nickitas Panayotou, a shareholder of the Company, was nominated from the floor for election as a director at the annual meeting of shareholders. Mr. Panayotou received 2,873,053 votes in favor of his election pursuant to ballots submitted by shareholders of record present in person or by attorney-in-fact at the meeting.

Proposal 2. Ratification of the appointment of Warren Averett, LLP as the Company’s independent public accountants for the year ending May 31, 2014.

Shares Voted For	Shares Voted Against	Abstentions
18,483,910	42,417	2,305,592

Proposal 3. Advisory vote to approve the Company’s executive compensation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
4,509,788	6,074,319	1,412,885	5,962,771

Proposal 4. Advisory vote on the frequency of holding future advisory votes on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-votes
8,802,551	600,728	219,044	1,193,834	5,962,771

(d) The Company has determined that, as recommended by the Company’s board of directors and consistent with the results of the advisory shareholder vote at the annual meeting, the Company will hold an advisory vote annually to approve the compensation of the Company’s named executive officers during the period until the next required advisory vote on the frequency of voting on executive compensation is held.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Form 8-K:

99.1	Description of Common Stock of CytoDyn Inc. (previously filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: December 6, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer